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                                                                     EXHIBIT 2.2


                               AMENDMENT NO. 1 TO
                            STOCK PURCHASE AGREEMENT

          THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of June 28, 2000, by and among Prandium, Inc., a Delaware corporation ("Prandium"), FRI-MRD Corporation, a Delaware corporation ("Seller"), and Acapulco Acquisition Corp., a Delaware corporation ("Purchaser").

                                    RECITALS

          WHEREAS, Prandium, Seller and Purchaser desire to amend the Stock Purchase Agreement, dated as of March 27, 2000 (the "Agreement"), by and among Prandium, Seller and Purchaser.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                     AMENDMENT OF STOCK PURCHASE AGREEMENT

    1.1. Purchase Price. The number "$130.0 million" in Section 1.2 is hereby amended to read "$129.5 million."

    1.2. Supplement to Schedules. Schedules 3.1(k)(viii)(y); 3.1(j) and 3.1(o) are hereby updated, and Schedule 3.1(v) is hereby supplemented, as set forth in Exhibit A hereto ("Supplement").

    1.3. El Torito Unit 26. A new Section 6.8 is added to the Agreement as follows:

          "SECTION 6.8  El Torito Unit 26.  The attached Supplement to Schedule
                        -----------------
          3.1(v) makes reference to alleged violations of the California Business and Professions Code, 23000 et seq, and the rules promulgated thereunder (together the "ABC Act") at El Torito Unit 26, Tustin, California ("Unit 26"). Prandium and Seller hereby represent and warrant to Purchaser that except as disclosed in such Supplement, since January 6, 2000, neither Seller, Prandium nor any employee of Seller or Prandium has received notice of any alleged violation of the ABC Act at or with respect to Unit 26. Prandium and Seller agree to pay or reimburse Purchaser for any and all reasonable costs and expenses of Purchaser's counsel incurred by Purchaser, which counsel shall be reasonably acceptable to Prandium and Seller, in connection with
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          defending, including all available appeals, the allegations referred to in the Supplement to Schedule 3.1(v)."

                                  ARTICLE II
                                 MISCELLANEOUS

    2.1. Effect of Amendment. Except as expressly modified in this Amendment, the Agreement (including the Schedules thereto) shall continue to be and remain in full force and effect in accordance with its terms.

    2.2. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of Prandium, Seller and Purchaser, all as of the date first written above.

                                    PRANDIUM, INC.

                                    By: /s/ Robert T. Trebing, Jr.
                                       -----------------------------
                                      Name: Robert T. Trebing, Jr.
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                    FRI-MRD CORPORATION

                                    By: /s/ Robert T. Trebing, Jr.
                                       -----------------------------
                                      Name: Robert T. Trebing, Jr.
                                      Title: President

                                    ACAPULCO ACQUISITION CORP.

                                    By: /s/ George P. Harbison
                                       -----------------------------
                                      Name: George P. Harbison
                                      Title: Chief Financial Officer